UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549
________________________

FORM 8-K
_________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 19, 2009
_________________

Smithtown Bancorp, Inc.
(Exact name of registrant as specified in its charter)
_________________

New York	000-13314	11-2695037
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Motor Parkway, Suite 160, Hauppauge, New York 11788
(Address of principal executive offices)

Registrant's telephone number, including area code 631-360-9300
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SMITHTOWN BANCORP, INC.
INDEX

Item 5.02                Appointment of Principal Officers

Effective November 19, 2009 the Board of Directors of Smithtown Bancorp, Inc. (the “Bancorp”) has named several new executive officers for the Bancorp and its wholly owned subsidiary, Bank of Smithtown (the “Bank”).

John Romano has been named President and Chief Operating Officers of the Bancorp and the Bank.  Mr. Romano has served as an Executive Vice President of the Bancorp and the Bank, and the Chief Retail Officer of the Bank, since February 2000.

Christopher Becker has been named Executive Vice President and Chief Financial Officer of the Bancorp and the Bank.  Mr. Becker has served as an Executive Vice President of the Bank since April 2009.  Mr. Becker has more than twenty years of experience in banking, most of which was with Bridgehamtpon National Bank where he served as an Executive Vice President for finance and operations and as Chief Operating Officer until his departure in 2005.  Following his departure from Bridgehampton National Bank, Mr. Becker served as Chief Financial Officer of Schene Nursing Service, a NYS licensed home care agency.  Subsequently, Mr. Becker led efforts to form a start up bank known as Georgia Bank, which efforts were abandoned when the investor group could not attract sufficient capital to complete the transaction.

Anita Florek has been named as Executive Vice President of the Bank and the Chief Accounting Officer of the Bancorp and the Bank.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 19, 2009	Smithtown Bancorp, Inc.

	By:	/s/ Bradley E. Rock
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer